Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors

Mobiquity Technologies, Inc.

We hereby consent to the incorporation by reference into the Registration Statements (Registration No. 333-124185 and 333-128673) on Form S-8 of Mobiquity Technologies, Inc., of our report dated April 17, 2018, with respect to the consolidated financial statements of Mobiquity Technologies, Inc. for the years ended December 31, 2017 and 2016, appearing in this Annual Report on Form 10-K of Mobiquity Technologies, Inc. for the year ended December 31, 2017.

/s/ Sadler, Gibb & Associates, LLC

Salt Lake City, UT

April 17, 2018